SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Ameriana Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[AMERIANA BANCORP LOGO]

April 11, 2014

Dear Shareholder:

The annual meeting of shareholders of Ameriana Bancorp will be held at the Ameriana Bank Greenfield Banking Center, 1810 North State Street, Greenfield, Indiana on Thursday, May 15, 2014 at 8:00 a.m.

The attached notice of the annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as a representative of BKD, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

Detailed information concerning our activities and operating performance in 2013 is contained in our annual report, which is also enclosed.

Please sign, date and promptly return the enclosed proxy card. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card.

Sincerely,

/s/ Jerome J. Gassen

Jerome J. Gassen

President and Chief Executive Officer

Ameriana Bancorp

2118 Bundy Avenue

New Castle, Indiana 47632

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:00 a.m. on Thursday, May 15, 2014

PLACE	Ameriana Bank Greenfield Banking Center
1810 North State Street
Greenfield, Indiana

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years;

(2) To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2014;

(3) To vote on a non-binding resolution to approve the compensation of the named executive officers; and

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a shareholder at the close of business on March 21, 2014.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Nancy A. Rogers
Nancy A. Rogers
Corporate Secretary
April 11, 2014

NOTE: Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Ameriana Bancorp

Proxy Statement

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Ameriana Bancorp for the 2014 annual meeting of shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Ameriana Bancorp as the “Company,” “we,” “our” or “us.”

Ameriana Bancorp is the holding company for Ameriana Bank. In this proxy statement, we may also refer to Ameriana Bank as the “Bank.”

We are holding the 2014 annual meeting at the Ameriana Bank Greenfield Banking Center, 1810 North State Street, Greenfield, Indiana on Thursday, May 15, 2014 at 8:00 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to shareholders of record beginning on or about April 11, 2014.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 15, 2014

The Proxy Statement and the 2013 Annual Report are available at: http://irinfo.com/asbi/asbi.html.

On this website, the Company also posts the Company’s 2013 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of Ameriana Bancorp common stock that you owned as of the close of business on March 21, 2014. As of the close of business on that date, 2,990,752 shares of Ameriana Bancorp common stock were outstanding. Each share of common stock has one vote.

Ownership of Shares; Attending the Meeting

You may own shares of Ameriana Bancorp directly in your name as the shareholder of record, indirectly through a broker, bank or other holder of record in “street name” or indirectly through your common stock investment in the Ameriana Bank 401(k) Plan (the “401(k) Plan”). If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.

If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Ameriana Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other record holder of your shares.

If you invest in Company common stock through the 401(k) Plan, you will receive a voting instruction card that reflects all shares that you may direct the trustee to vote on your behalf under such plan. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock credited to his or her account under the 401(k) Plan. If the 401(k) Plan trustee does not receive timely voting instructions for the shares of Company common stock held in the 401(k) Plan, the shares for which the trustee does not receive timely instructions will be voted in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants. The deadline for returning your voting instructions is May 8, 2014.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, shareholders will be asked to elect three directors to serve a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes for the nominees, or withhold votes as to any of the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm and on the non-binding resolution to approve the compensation of the named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve these matters, the affirmative vote of a majority of the votes cast at the annual meeting is required.

Effect of Not Casting Your Vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement) and on the advisory vote to approve the compensation of the named executive officers (Item 3 of this Proxy Statement). Current regulations restrict the ability of your bank or broker to vote your shares in the election of directors without instructions from you and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or for the advisory vote to approve the compensation of our named executive officers, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any shares on the ratification of the appointment of the Company’s independent registered public accounting firm without instructions from you (Item 2 of this Proxy Statement).

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted to determine the existence of a quorum. In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election. In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm and on the non-binding resolution to approve the compensation of the named executive officers, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the proposals.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for director;
•	“FOR” ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm; and
•	“FOR” the approval of the compensation of the named executive officers.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named on the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Ameriana Bancorp common stock may also be voted by the persons named on the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting by providing written notice to the Corporate Secretary of the Company, by delivering a later-dated proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself revoke your proxy.

Corporate Governance and Board Matters

Director Independence

The Company’s Board of Directors consists of eleven members, all of whom are independent under the listing requirements of The NASDAQ Stock Market, except for Jerome J. Gassen, who is an employee of the Company and the Bank. In determining the independence of its directors, the Board considered relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors R. Scott Hayes, Richard E. Hennessey and Ronald R. Pritzke.

Board Leadership Structure

The Board of Directors believes that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer allows the President and Chief Executive Officer to better focus on the responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Michael E. Kent serves as Chairman of the Board of Directors. Mr. Kent is independent under the listing requirements of The NASDAQ Stock Market.

The Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, transaction risk, price risk, compliance risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

In addition, the Company maintains a Risk Management Committee, comprised of officers, that monitors the Company’s enterprise and material business risks. This committee meets and reports to the Board of Directors quarterly.

Committees of the Board of Directors

The following table identifies the members of the Board’s Audit, Compensation and Nominating and Governance Committees as of March 21, 2014. All members of each committee are independent under the listing requirements of The NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operations. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Ameriana Bancorp section of the Company’s website (www.ameriana.com).

Director	Audit Committee		Compensation Committee		Nominating and Governance Committee

Michael E. Bosway	X		X	*

Jennifer P. Bott			X

Donald C. Danielson			X		X

Jerome J. Gassen

R. Scott Hayes					X

Charles R. Haywood	X

Richard E. Hennessey	X	*+

Michael E. Kent

William F. McConnell, Jr.	X

Ronald R. Pritzke			X		X	*

Michael W. Wells					X

Number of Meetings in 2013	4		1		2
*	Chairman
+	Audit Committee Financial Expert

Audit Committee

The Audit Committee is responsible for the review and evaluation of the Company’s annual audit and related financial matters. Additionally, the Audit Committee selects the independent registered public accounting firm and reviews its independence. The Audit Committee also oversees the loan review function, which is responsible for examining the underwriting and classification procedures employed by Ameriana Bank. The Board has determined that Mr. Hennessey is an “audit committee financial expert” as defined under the rules and regulations of the Securities and Exchange Commission. Mr. Hennessey is independent under the listing requirements of The NASDAQ Stock Market applicable to audit committee members.

Compensation Committee

The Compensation Committee is responsible for administering the compensation and equity plans of the Company and the Bank. Our chief executive officer and other named executive officers develop recommendations regarding the appropriate mix and level of compensation for their subordinates. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Our chief executive officer meets with the Compensation Committee to discuss the recommendations and also reviews with the Committee his recommendations concerning the compensation of our named executive officers. Based in part on these recommendations, the Committee determines all compensation components for the Company’s chief executive officer and other highly compensated executive officers, including base salary, annual incentive, long-term incentives/equity and other perquisites. Our named executive officers do not participate in Committee discussions or the review of Committee documents relating to the determination of their compensation. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board of Directors in: (1) determining the composition of the committees of the Board of Directors; (2) assessing Board effectiveness; and (3) developing and implementing sound corporate governance principles and practices. In addition, the Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the annual meeting of shareholders.

Nominating and Governance Committee Procedures

General. It is the policy of the Nominating and Governance Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Nominating and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Nominating and Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Governance Committee, in care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	The name and address of the shareholder making the recommendation, as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person; and

6.	A detailed statement explaining why the shareholder believes the recommended candidate should be nominated for election as director.

For a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by January 1 preceding the annual meeting.

Process for Identifying and Evaluating Nominees. The Nominating and Governance Committee follows the following process when it identifies and evaluates individuals to be nominated for election to the Board of Directors:

Identification. For purposes of identifying nominees for the Board of Directors, the Nominating and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by Ameriana Bank. The Nominating and Governance Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Nominating and Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under selection criteria, which are discussed in more detail below. If such individual fulfills these criteria, the Nominating and Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Minimum Qualifications. The Nominating and Governance Committee has adopted a set of criteria that it considers when it selects individuals not currently on the Board of Directors to be nominated for election to the Board of Directors. A candidate must also meet qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Governance Committee will then evaluate the prospective nominee to determine if they possess the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;
•	financial, regulatory, accounting and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to understand financial statements;
•	familiarity with the Company’s market area and participation and ties to local businesses and local civic, charitable and religious organizations;
•	personal and professional integrity, honesty and reputation;
•	the ability to represent the best interests of the shareholders of the Company and the best interests of the institution;
•	the ability to devote sufficient time and energy to the performance of his or her duties;
•	independence under applicable Securities and Exchange Commission and listing definitions; and
•	current equity holdings in the Company.

The committee will also consider any other factors it deems relevant, including its desire to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. The Board will also consider the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s shareholders, employees, customers and communities. The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors and the need for audit committee expertise.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Governance Committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board, and independence.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during 2013.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Michael E. Bosway	$20,850	$23,700	$—	$44,550
Jennifer P. Bott (3)	14,500	3,950	—	18,450
Donald C. Danielson	20,100	23,700	15,243	59,043
R. Scott Hayes	19,600	23,700	3,488	46,788
Charles R. Haywood (4)	14,450	3,950	—	18,400
Richard E. Hennessey	21,600	23,700	994	46,294
Michael E. Kent	24,600	23,700	12,359	60,659
William F. McConnell, Jr. (3)	16,500	3,950	—	20,450
Ronald R. Pritzke	22,300	23,700	12,299	58,299
Michael W. Wells (3)	15,500	3,950	—	19,450

(1)	These amounts reflect the aggregate grant date fair value for outstanding stock option awards granted, computed in accordance with FASB ASC Topic 718, based on a value of $7.90 per option. For information on the assumptions used to compute the fair value, see note 10 to the consolidated financial statements. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. The aggregate number of options held by each non-employee director at December 31, 2013 was:

Mr. Bosway	3,000
Ms. Bott	500
Mr. Danielson	16,500
Mr. Hayes	16,500
Mr. Haywood	500
Mr. Henessey	18,232
Mr. Kent	16,500
Mr. McConnell	500
Mr. Pritzke	16,500
Mr. Wells	500

(footnotes continue on follow page)

(2)	Consists of income attributable to split-dollar life insurance arrangements and medical insurance premiums paid.
(3)	Ms. Bott and Messrs. McConnell and Wells were appointed to the Board of Directors on March 14, 2013.
(4)	Mr. Haywood was appointed to the Board of Directors on March 26, 2013.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid in 2014 to our non-employee directors for their service on our Board of Directors.

Annual Retainer for Board Service (Company Chairman)	$12,600
Annual Retainer for Board Service (Company)	6,600
Annual Retainer for Board Service (Bank)	6,000
Fee per Bank Board Meeting Attended	500
Fee per Committee Meeting Attended	500
Fee per Committee Meeting Attended (Chairman)	750

Director Supplemental Retirement Agreements. The Bank maintains supplemental retirement plan agreements with each of Messrs. Danielson, Hayes, Hennessey, Kent and Pritzke. Upon separation from service after attaining their normal retirement date, which is 70 years of age (87 years of age for Mr. Danielson), the Bank will pay an annual benefit for a period of 15 years, equal to $20,000, $15,000, $25,500, $20,000 and $17,000 for Messrs. Danielson, Hayes, Hennessey, Kent and Pritzke, respectively. The Bank will pay the benefits in monthly, quarterly or annual installments in accordance with each individual’s agreement. If a director dies before separating from service, his account value will be paid in a lump sum to his designated beneficiaries. The director’s account value is generally the amount the Bank must accrue over time to reflect the obligation owed to the director. If any director resigns before his normal retirement date, the Bank will pay him the vested account value determined as of the end of the month preceding his separation from service. Directors vest under the agreements at the rate of 10% per plan year up to 100%. As of January 1, 2013, all participants were fully vested. Under the terms of Mr. Hennessey’s supplemental retirement plan agreement, Mr. Hennessey is fully vested at 80% of the “net death benefits,” as defined in the supplemental retirement plan agreement. If a director’s service is terminated following a change in control but before reaching normal retirement age, the Bank will pay him the vested account value determined as of the end of the month preceding his separation from service.

To fund the benefits payable under the Director Supplemental Retirement Plan, the Bank has purchased life insurance policies on each participating director. The policies are designed to offset the program’s costs during the lifetime of the participants and to provide complete recovery of all the program’s costs at their death. The Bank has entered into split-dollar agreements with each of the participating directors pursuant to which their beneficiaries are entitled to a death benefit equal to 80% of the total policy proceeds less the cash value of the policy if a director dies while serving on the Board, has retired or terminates service due to disability. If a director is not serving on the Board at his death, his beneficiaries will be entitled to a reduced death benefit.

Director Medical Insurance. The Bank provides and pays for a portion of medical insurance for Messrs. Kent, Pritzke and Danielson.

Board and Committee Meetings

During 2013, the Board of Directors held 12 meetings. All of the current directors, except for Ms. Bott, attended at least 75% of the meetings of the Board and of the committees of the Board on which such directors served during 2013.

Director Attendance at Annual Meeting of Shareholders

While the Company does not have a policy regarding Board member attendance at annual meetings of shareholders, it encourages directors to attend the annual meeting. All of the Company’s directors attended the Company’s 2013 annual meeting of shareholders.

Code of Ethics

The Company has adopted a Code of Ethics that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. A copy of the Code of Ethics can be found in the Governance Documents portion of the Ameriana Bancorp section of the Company’s website (www.ameriana.com).

Audit Related Matters

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standard No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission. The Audit Committee also has appointed, subject to shareholder ratification, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Audit Committee of the Board of Directors of

Ameriana Bancorp

Richard E. Hennessey (Chairman)

Michael E. Bosway

William F. McConnell, Jr.

Ronald R. Pritzke

Audit Fees

The following table sets forth the fees billed to the Company for 2013 and 2012 by BKD, LLP:

	2013	2012
Audit Fees	$98,000	$95,000
Audit-Related Fees (1)	16,710	16,733
Tax Fees (2)	12,350	12,200
All Other Fees (3)	6,273	7,307

(1)	Includes fees paid for the audit of Ameriana Bancorp’s benefit plan.
(2)	Includes preparation of federal and state income tax returns and assistance with other tax-related matters.
(3)	Consists of fees paid in connection with Information Technology review process.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s charter provides that the Audit Committee will determine in advance all audit and non-audit services to be provided by the independent registered public accounting firm (subject to any exceptions permitted by the Securities and Exchange Commission), review the independent registered public accounting firm’s proposed audit scope and approach and disclose to investors in periodic reports filed with the Securities and Exchange Commission all non-audit services and all reportable fees paid to the independent registered public accounting firm. The authority to grant pre-approvals may be delegated to one or more members of the Committee, so long as any decision of such designated director is presented to the full Committee for its approval at its next scheduled meeting. During 2013, the Audit Committee approved all of the services performed under “audit-related,” “tax” and “other fees.”

Stock Ownership

The following table provides information as of March 21, 2014, with respect to (1) any person who was known to the Company to be the beneficial owner of more than five percent of the Company common stock and (2) the Company common stock beneficially owned by each director of the Company, by each executive officer named in the summary compensation table and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Beneficial Owner	Number of Shares Owned (excluding options)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock (1)
Directors
Michael E. Bosway	2,481		600	*
Jennifer P. Bott	—		100	*
Donald C. Danielson	84,275		14,100	3.3%
Jerome J. Gassen	37,173		9,500	1.6
R. Scott Hayes	27,132		14,100	1.4
Charles R. Haywood	—		100	*
Richard E. Hennessey	3,000		15,832	*
Michael E. Kent	29,232		14,100	1.4
William F. McConnell, Jr.	1,000		100	*
Ronald R. Pritzke	28,854		14,100	1.4
Michael W. Wells	—		100	*
Named Executive Officers Who Are Not Also Directors
Timothy G. Clark	25,375		11,200	1.2
John J. Letter	10,016		1,700	*
All Directors and Executive Officers as a Group (15 persons)	252,477		99,032	11.4
Financial Edge Fund, L.P. Financial Edge-Strategic Fund, L.P. PL Capital/Focused Fund, L.P. PL Capital, LLC PL Capital Advisors, LLC Goodbody/PL Capital, L.P. Goodbody/PL Capital, LLC John W. Palmer Richard J. Lashley 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	287,762	(2)	—	9.6
Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. 55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830	258,786	(3)	—	8.7

(footnotes appear on following page)

*	Less than 1% of shares outstanding.
(1)	Based upon 2,990,752 shares of Company common stock outstanding, plus, for each individual or group, the number of shares of Company common stock that each individual or group may acquire through the exercise of options within 60 days of March 21, 2014.
(2)	Based on information contained in a Schedule 13D/A filed with the Securities and Exchange Commission on March 27, 2014, which indicates beneficial ownership of: 151,610, 29,438 and 53,261 shares by Financial Edge Fund, L.P., PL Capital/Focused Fund, L.P. and Financial Edge-Strategic Fund, L.P., respectively, whose general partner is PL Capital, LLC of which Messrs. Palmer and Lashley are the managing members and share voting and dispositive power with Financial Edge Fund and Financial Edge-Strategic Fund over such shares; and 53,453 shares held by Goodbody/PL Capital, L.P. whose general partner is Goodbody/PL Capital, LLC of which Messrs. Palmer and Lashley are the managing members and share voting and dispositive power with Goodbody/PL Capital, LLC over such shares. Mr. Palmer and Mr. Lashley are also the managing members of PL Capital Advisors, LLC, which holds shared voting and dispositive power over 287,762 shares, the investment advisor to Financial Edge Fund, L.P., PL Capital/Focused Fund, L.P., Financial Edge-Strategic Fund, L.P. and Goodbody/PL Capital, L.P.
(3)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014.

Items to be Voted on by Shareholders

Item 1 — Election of Directors

The Company’s Board of Directors consists of eleven members. The Board is divided into three classes with staggered three-year terms, with approximately one-third of the directors elected each year. The nominees this year are Richard E. Hennessey, William F. McConnell, Jr. and Ronald R. Pritzke, each of whom are current directors of the Company and the Bank.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of Richard E. Hennessey, William F. McConnell, Jr. and Ronald R. Pritzke.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2013. There are no family relationships among the directors or executive officers.

Board Nominees for Terms Ending in 2014

Richard E. Hennessey is Executive Vice President — Real Estate Development of Shiel Sexton Company, Inc., one of Indiana’s largest construction companies and one of America’s Top 400 contractors. Prior to joining Shiel Sexton, Mr. Hennessey was a tax partner with Price Waterhouse (now PwC). He is a graduate of Indiana University and is a certified public accountant (“CPA”). Mr. Hennessey is a member of the American Institute of Certified Public Accountants and the Indiana CPA Society. He has served on the Executive Committee of the Indianapolis Tennis Championships, as Vice President of the Indiana University Student Foundation Board of Associates, the Board of Directors of the Indianapolis Opera, the Board of Directors of United Cerebral Palsy of Central Indiana and as a treasurer and member of the Executive Committee of the Indiana Sports Corporation. Mr. Hennessey is also past president of Indiana/World Skating Academy. He has been a Director of Ameriana Bank and Ameriana Bancorp since 2004. Age 62.

Mr. Hennessey’s knowledge provides the Board with critical experience in real estate and accounting matters. In addition, Mr. Hennessey brings substantial management experience, specifically within the region in which the Company conducts its business. Mr. Hennessey’s involvement in local organizations has allowed him to develop strong ties to the community, providing the Board with valuable insight regarding the local business and consumer environment.

William F. McConnell, Jr. is the Senior Vice President and Chief Information Officer of Indiana University Health. Prior to joining Indiana University Health, Mr. McConnell served as Chief Executive Officer for FlowCo, Inc. Mr. McConnell is a member of the Board of Directors of Bluelock, a cloud computing company, and serves as the Chairman of the Board for HRS Consulting, a specialty consulting organization serving electrophysiology practices. Mr. McConnell’s leadership roles as Senior Vice President included Boston Scientific Corporation, Guidant Corporation and Resort Condominiums International. After Mr. McConnell graduated from Miami University, Oxford, Ohio, he joined Arthur Andersen & Co. in 1971, was admitted to partnership in 1981 and became Managing Partner from 1983 until 1990. Mr. McConnell has served as Chair of the Board for three Indianapolis based organizations – The Children’s Museum of Indianapolis, Conner Prairie (an outdoor history museum) and the American Red Cross of Greater Indianapolis. He currently serves on the Board of the Indianapolis affiliate of the American Heart Association. Mr. McConnell is the brother-in-law of Mr. Pritzke. Mr. McConnell has been a Director of Ameriana Bank and Ameriana Bancorp since 2013. Age 64.

Mr. McConnell’s knowledge provides the Board with critical experience in management and accounting matters. Mr. McConnell’s involvement in local organizations has allowed him to develop strong ties to the community and local businesses, providing the Board with valuable insight regarding the local business and consumer environment.

Ronald R. Pritzke is Vice Chairman of the Boards of the Company and the Bank and is of counsel to the law firm of Pritzke & Davis, LLP in Greenfield, Indiana. Mr. Pritzke was a partner in the firm from 1986 until 2014. He is past President of the Greater Greenfield Chamber of Commerce. He is also a founding member, past President and served for twelve years on the Hancock County Community Foundation Board. In addition, he is a founding member, past President and board member of Regreening Greenfield, Inc., and a co-founding member and Director of PARCS, Inc. (Park Advocacy Research and Conservation Society). He is also a member of the Board of Directors of Hancock Community Education Alliance and on the Greenfield Parks Board. Mr. Pritzke served as a member of the Greenfield Public Library Board for ten years. He is a former member of the Board of the Hancock County Cancer Society. Mr. Pritzke is the brother-in-law of Mr. McConnell. Mr. Pritzke has been a Director of Ameriana Bank and Ameriana Bancorp since 1992. Age 66.

As an attorney with significant experience in real estate, zoning, business, administrative, construction and commercial law, Mr. Pritzke has the ability to provide the Board with the legal knowledge necessary to assess issues facing the Board effectively. He also is a strong advocate of the Company through his civic and community involvement.

Directors with Terms Ending in 2015

Michael E. Bosway is President and Chief Executive Officer of City Securities Corporation in Indianapolis. He has served on the Boards of Directors of City Securities Corporation since 1998 and City Financial Corporation since 2006. He also currently serves on the Board of Directors of the Indianapolis Chamber of Commerce, is a member of the Securities Industry and Financial Markets Association (“SIFMA”) Regional Firms Committee, SIFMA CEO Roundtable and is a member of the Indianapolis Chamber of Commerce’s Fiscal Policy Council. He served as Chairman of the Financial Industry Regulatory Authority (“FINRA”) Advisory Council in 2007 and Chairman of the FINRA District 8 Committee in 2006. Mr. Bosway serves in leadership positions for numerous charitable, philanthropic and private organizations. He has been a Director of Ameriana Bank and Ameriana Bancorp since 2009. Age 55.

As President and Chief Executive Officer of City Securities Corporation, Mr. Bosway provides the Board with essential business and finance experience, as well as valuable leadership capability. In addition, due to his involvement in FINRA and SIFMA, Mr. Bosway adds an important national perspective to the Board. Mr. Bosway’s community leadership roles provide the Board additional insight on the local business and consumer market.

Jennifer P. Bott is an associate professor of management for Ball State University’s Miller College of Business and serves the university as Associate Provost for Learning Initiatives. Ms. Bott previously served as the Executive Director of the Master of Business Administration and Certificate Programs at the Miller College of Business and was a research fellow at the Center for Business and Economic Research. Ms. Bott was awarded the Junior Faculty of the Year in 2009 by Ball State University and won an Innovation in Business Award for her immersive learning activities from the Mid-Continent Association to Advance Collegiate Schools of Business Deans. Ms. Bott has been a Director of Ameriana Bank and Ameriana Bancorp since 2013. Age 38.

Ms. Bott’s background as a professor of management provides the Board with valuable knowledge related to the management and operations of the Company. In addition, as an associate provost, Ms. Bott provides significant senior administrative experience gained from a large university setting.

R. Scott Hayes is a partner in Hayes Copenhaver Crider Harvey, LLP, New Castle, Indiana, the law firm that serves as General Counsel to the Company. He is a Director and past Chairman of the New Castle/Henry County Economic Development Corporation. He is currently President of the Henry County Redevelopment Commission, President of the Board of Trustees of Henry County YMCA, serves on the Henry County Sheriff’s Merit Board and New Castle Redevelopment Commission. He has been a Director of Ameriana Bank since 1984 and Director of Ameriana Bancorp since its formation in 1990. Age 67.

Through his legal experience and his firm’s experience as General Counsel to the Company, Mr. Hayes brings significant knowledge of the Company’s and the Bank’s business and history to the Board. Mr. Hayes’ legal background and experience provides the Board with unique skills needed to guide the Company and its management effectively.

Michael E. Kent is the Chairman of the Boards of the Company and the Bank and is a private investor. Before his retirement in 1996, Mr. Kent was Chairman, President and Chief Executive Officer of Modernfold, Inc. He was past President and is currently an Advisory Director of the Alumni Board of the Department of Mechanical Science and Engineering at the University of Illinois. He has been a Director of Ameriana Bank since 1987 and Director of Ameriana Bancorp since its formation in 1990. Age 72.

Mr. Kent’s background as a private investor provides the Board with important insight into the financial market, valuation issues, as well as insight into shareholder perspectives. In addition, Mr. Kent adds extensive management level experience.

Directors with Terms Ending in 2016

Jerome J. Gassen has been President of Ameriana Bank, Ameriana Bancorp and a Director since 2005. He served as Executive Vice President of Old National Bank, headquartered in Evansville, Indiana. Mr. Gassen was Northern Region President and Chief Executive Officer of Old National Bank in Evansville from 2000 through 2003. Mr. Gassen has held various banking positions for over 40 years. Mr. Gassen received his Bachelor of Science, English/Education from the University of Wisconsin-Milwaukee, Master of Arts/English from University of Wisconsin-Milwaukee and a Master of Business Administration from Marquette University. Mr. Gassen is also a graduate of the Graduate School of Banking at the University of Wisconsin-Madison. He is a past president and director of the Muncie Symphony Orchestra, past president and director of the Muncie Delaware County Chamber of Commerce and a past member of the Board of Directors of Cardinal Health System Inc., Muncie, Indiana. He currently is a member of the Miller College of Business Advisory Board of Directors, Ball State University, Muncie, Indiana; Board Member and Past Chairman of the New Castle/Henry County Economic Development Corporation, New Castle, Indiana; a Member of the Loan Committee of the New Castle, Henry County Enterprise Loan Fund; a Board Member of Energize ECI and a member of the Finance Committee of Energize ECI, Muncie, Indiana. Age 63.

Mr. Gassen’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank. Mr. Gassen’s knowledge of the Company’s and the Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

Donald C. Danielson is Vice Chairman of City Securities Corporation of Indianapolis. He served on the Board of Trustees of Indiana University for 21 years and was Chairman of the Board for 11 years. He currently is a member of the James Whitcomb Riley Children’s Foundation Board of Governors, a Director of the Indiana University Foundation, Walther Cancer Institute Foundation Inc., Indianapolis Rotary Club – Paul Harris Fellow, Indiana Chamber of Commerce, Indiana Basketball Hall of Fame and Henry County Community Foundation. In September 2013, Mr. Danielson was the receipt of the 2013 Advancing American Democracy Award and in February 2010, Mr. Danielson was inducted into the Junior Achievement of Central Indiana Business Hall of Fame. Governor Mitch Daniels named Mr. Danielson the 2009 Sachem, the highest award given by the State of Indiana. He served as Chairman of the Fellowship of Christian Athletes National Board of Trustees from 1983 until 1987 and as a member of President Bush’s Credit Standards Advisory Committee in 1991. He has been a Director of Ameriana Bank since 1971 and Director of Ameriana Bancorp since its formation in 1990. Age 94.

Mr. Danielson’s experience as Vice Chairman of City Securities Corporation of Indianapolis provides the Board with critical experience in financial and investment related matters, as well as, valuable management level experience. Partially due to his experience and community involvement, Mr. Danielson’s referrals make him a substantial source of business generation. In addition, Mr. Danielson’s continued involvement in community organizations and local political matters is a vital component of a well-rounded board.

Charles R. Haywood is the founder, President and owner of Mansfield-King, a manufacturer and distributor of personal care products located in Indianapolis. Mr. Haywood is also an executive of William Roam, a manufacturer and marketer of American-made hotel amenities. In addition, he teaches part-time as an Assistant Clinical Professor at Purdue University, Krannert School of Management, focusing on entrepreneurship and business law. Mr. Haywood was formerly a practicing attorney with the law firm of Foley & Lardner for seven years, focusing on mergers and acquisitions, corporate finance and private equity. Mr. Haywood received his Juris Doctor degree from The University of Chicago in 1994 and his MBA, with high honors, from the Booth School of Business in 2003. Mr. Haywood was appointed to the Boards of Directors of Ameriana Bancorp and Ameriana Bank on March 25, 2013. Age 45.

Mr. Haywood’s knowledge provides the Board with critical experience in management and corporate matters. With his business experience combined with a legal background, Mr. Haywood has the ability to provide the Board with the knowledge necessary to assess issues facing the Board effectively. Mr. Haywood’s involvement in the local business community has allowed him to develop strong ties to the community, providing the Board with valuable insight regarding the local business and consumer environment.

Michael W. Wells is the President of REI Investments, Inc. Prior to joining REI, Mr. Wells was an attorney in Indianapolis, specializing in real estate and tax-exempt financing law. Mr. Wells also serves as President of the Indianapolis Airport Authority and is the immediate past Chairman of the Indianapolis Zoo, Indiana Chamber of Commerce and Crossroads Council of the Boy Scouts of America. Mr. Wells also serves on the Executive Committee of the YMCA of Greater Indianapolis and Building Owners and Managers Association and is a member of the Benjamin Harrison Presidential Site Board of Directors and the American Pianists Association. Mr. Wells has been a Director of Ameriana Bank and Ameriana Bancorp since 2013. Age 60.

Mr. Wells offers the Board significant experience in real estate development and real estate and tax-exempt financing law. Mr. Wells’ experience provides the Board with the real estate and legal knowledge necessary to assess issues facing the Board effectively. Mr. Wells’ involvement in local organizations has allowed him to develop strong ties to the community and local businesses, providing the Board with valuable insight regarding the local business and consumer environment.

Item 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed BKD, LLP to be the Company’s independent registered public accounting firm for 2014, subject to ratification by shareholders. A representative of BKD, LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the firm is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm.

Item 3 — Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our shareholders with the opportunity to express their views, on a non-binding, advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement. This vote, which is often referred to as the “say-on-pay” vote, provides shareholders with the opportunity to endorse or not endorse the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of the named executive officers.

Executive Compensation

Summary Compensation Table

The following table provides information concerning total compensation earned by the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities at December 31, 2013. These three officers are referred to as the “named executive officers” in this proxy statement. The table excludes perquisites, which did not exceed $10,000 in the aggregate.

Name and Principal Position	Year	Salary	Option Awards(1)	All Other Compensation		Total
Jerome J. Gassen President and Chief Executive Officer	2013 2012	$325,000 306,000	$39,500 —	$14,821 23,018	(2)	$379,321 329,018

Timothy G. Clark (3) Executive Vice President and Chief Risk Officer	2013 2012	190,000 189,000	27,650 —	10,271 10,097	(4)	227,921 199,097

John J. Letter Senior Vice President, Treasurer and Chief Financial Officer	2013 2012	147,500 142,369	27,650 —	5,864 15,701	(5)	181,014 158,070

(1)	These amounts reflect the aggregate grant date fair value for outstanding stock option awards granted, computed in accordance with FASB ASC Topic 718, based on a value of $7.90 per option. For information on the assumptions used to compute the fair value, see note 10 to the consolidated financial statements. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised.
(2)	Consists of employer contributions to 401(k) plan and imputed income attributable to his split-dollar life insurance arrangement.
(3)	Mr. Clark retired from the Company and the Bank on March 11, 2014.
(4)	Consists of employer contributions to 401(k) plan and imputed income attributable to his split-dollar life insurance arrangement.
(5)	Consists of employer contributions to 401(k) plan.

Employment Agreements

The Bank maintains employment agreements with each of Messrs. Gassen and Letter. Other than with respect to the positions and responsibilities of each officer and base salary, the material terms of the employments agreements do not vary from one another. Each year, the Bank and the executives amend and restate the employment agreements to provide for any adjustments in base salary and to reset the term of the agreements. The term of each of the agreements runs for a thirty-six month period from each January 1st. The terms of the current employment agreements expire on January 1, 2017.

The employment agreements require the Bank to review the base salary of each executive at least annually. The employment agreements also provide that each of the executives will participate in certain benefits arrangements, including health and welfare benefits, retirement benefits and equity plans. Each agreement provides for the use of an automobile and, for Mr. Gassen, a country club membership.

The employment agreements provide for benefits due in connection with the executive’s termination of employment under certain circumstances (see “—Potential Post-Termination Benefits”). In addition, the employment agreements restrict the executives’ ability to solicit customers and employees of the Bank and to compete with the Bank for one year following their termination of employment for any reason.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options for each named executive officer as of December 31, 2013.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jerome J. Gassen	1,000	4,000	$11.93	09-20-2023
	3,500	—	12.43	12-29-2015
	5,000	—	14.80	06-01-2015
Timothy G. Clark	700	2,800	11.93	09-20-2023
	3,000	—	12.43	12-29-2015
	7,500	—	14.80	05-17-2014
John J. Letter	700	2,800	11.93	09-20-2023
	1,000	—	13.01	01-22-2017

Retirement Benefits

Pension Plan. The Bank sponsored a tax-qualified defined benefit pension plan for its employees. The accrual of benefits under the pension plan was frozen as of June 30, 2004. Mr. Clark is the only named executive officer who receives benefits under the plan. Benefits under the plan are computed on the basis of compensation and years of service and are not subject to any deduction for social security or other offset amounts.

Salary Continuation Arrangements. The Bank maintains salary continuation agreements with each of Messrs. Gassen and Clark. The agreements provide for a normal annual retirement benefit, payable for 15 years, to each executive following their separation from service with the Bank on or after attaining age 65. The agreements also provide for a reduced benefit (based on the account value under the agreement and years of service with the Bank), payable over 180 months, if the executive separates from service with the Bank before attaining age 65. The agreements also provide for a disability benefit if the executive separates from service with the Bank on account of a disability before attaining age 65. In addition, the agreements provide for a change in control benefit if the executive separates from service with the Bank within 24 months following a change in control and before attaining age 65. The agreements also provide for certain benefits to each executive’s beneficiary upon the death of the executive. See “—Potential Post-Termination Benefits.”

Supplemental Life Insurance Agreements. The Bank maintains supplemental life insurance agreements with each of Messrs. Gassen and Clark. Under the agreements, the Bank owns certain insurance policies on the life of the executives and each executive has the right to designate one or more beneficiaries who will receive an aggregate amount equal to 80% of the value of “net death proceeds” of the policies. The “net death proceeds” equal the total death benefits under the policies less the greater of (1) the cash surrender value of the policies or (2) the aggregate premiums paid by the Bank on the policies.

Option and Equity Incentive Plans. If a named executive officer voluntarily terminates his employment on or after age 65, then (1) in the case of the Ameriana Bancorp 2006 Long-Term Incentive Plan (the “2006 Plan”), all unvested stock options vest and remain exercisable for the earlier of two years from the date of termination or the expiration date of the stock options or (2) in the case of the Ameriana Bancorp Amended and Restated 1996 Stock Option and Incentive Plan (the “1996 Plan,” and together with the 2006 Plan, the “Option Plans”), all unvested stock options shall be forfeited and vested stock options remain exercisable for the earlier of three months from the date of termination or the expiration date of the stock options.

Potential Post-Termination Benefits

Payments Made Upon a Termination for Cause. The employment agreements and the salary continuation agreements provide that no payments will be made to the executives if the Bank terminates the executive’s employment for “cause” (as defined in the agreements). Also, the executive’s right to exercise stock options expire upon his termination for cause.

Payments Made Upon a Termination by the Bank other than for Cause. Under the employment agreements, if the Bank terminates the executive’s employment other than for “cause,” the Bank will pay the executive an amount equal to the highest monthly rate of salary paid to the executive at any time under the employment agreement for each month until the expiration of the then remaining term of the employment agreement.

Under the salary continuation agreement, if the Bank terminates Mr. Gassen for reasons other than for cause, he becomes entitled to a monthly benefit (payable for 180 months) based on 100% of his “account value” under the agreement. The “account value” generally corresponds to the liability the Bank must accrue over time to reflect its obligations to the executives under the agreements.

Payments Made Upon a Voluntary Termination by the Executive. The employment agreements do not provide for any payment due to the executives in connection with their voluntary termination of employment.

Under the salary continuation agreements, if Mr. Gassen voluntarily separates from service with the Bank on or after attaining age 65, the Bank will pay him an annual benefit equal to $43,000 for 15 years. If Mr. Gassen voluntarily separates from service with the Bank before attaining age 65, the Bank will pay him a monthly benefit (payable for 180 months) based on the vested portion of the “account value” (as described above). As of January 1, 2014, Mr. Gassen was 80% vested under his agreement.

Mr. Clark retired from the Company and the Bank on March 11, 2014. Under Mr. Clark’s salary continuation agreement, he will receive an annual benefit of $30,240 for 15 years.

Payments Made Upon Disability. Under the employment agreements, if the Bank terminates the executive’s employment on account of the executive’s disability, the Bank will pay the executive a monthly disability benefit equal to 60% of the executive’s monthly salary until the earlier of (1) the executive’s death, (2) the time the executive is no longer disabled or (3) 12 months. The Bank will offset the disability payments by any amounts paid under any other disability program maintained by the Bank.

Under the salary continuation agreement, if Mr. Gassen becomes disabled before attaining age 65, the Bank will pay him a lump benefit equal to 100% of his “account value” under the agreement.

Payments Upon Death. The employment agreements do not provide for any separate payments or benefits due upon the death of the executive.

Under the salary continuation agreement, if Mr. Gassen dies while employed with the Bank, the Bank would pay his beneficiary 100% of his “account balance” in a lump sum on the first day of the fourth month following his death. If either Mr. Gassen or Mr. Clark dies after terminating employment with the Bank, the Bank will continue to pay the executive’s beneficiary the same benefits that it would have paid the executive had he survived.

Under the supplemental life insurance agreements, the Bank will pay the executive’s beneficiaries 80% of the value of “net death proceeds” of the insurance policies on the life of the executive.

Payments Upon a Change in Control. If the executive involuntarily separates from service with the Bank or separates from service with the Bank for “good reason” (as described in the agreements), in either case within 24 months following a change in control, the Bank will pay the executive a lump sum amount equal to 2.99 times his average annual compensation for the most recent five taxable years ending before the year in which the change in control occurs. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times an individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” If the change in control payments exceed three times the individual’s base amount, the Internal Revenue Code imposes a 20% excise tax on the amount that exceeds the individual’s base amount and Section 280G limits the employer’s deduction to the base amount. The employment agreements limit the payments made under the agreements to the executives in connection with a change in control so that the payments will not constitute excess parachute payments.

Under the salary continuation agreement, if Mr. Gassen separates from service within 24 months after a change in control and before attaining age 65, the Bank will pay him a lump benefit equal to the executive’s “account value” under the agreement.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during 2013.

Transactions with Related Persons

The Audit Committee periodically reviews a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and requires such loans must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest or (2) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. From time to time, the Bank makes loans and extensions of credit to its executive officers, directors and members of their immediate families. The outstanding loans made to our directors, executive officers and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2013, these loans were performing according to their original terms.

The law firm of Hayes Copenhaver Crider Harvey, LLP, of which director R. Scott Hayes is a partner, serves as General Counsel to the Company and provides legal services to the Company and the Bank. Legal fees for services rendered to the Company and its subsidiaries by Hayes Copenhaver Crider Harvey, LLP during 2013 were approximately $124,000.

Procedures Governing Related Person Transactions

The Company maintains Procedures Governing Related Person Transactions, which is a written set of procedures for the review and approval or ratification of transactions involving related persons. Under the procedures, related persons consist of directors, director nominees, executive officers, persons or entities known to the Company to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;
•	the Company is, will, or may be expected to be a participant; and
•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;
•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation;
•	any transaction with a related person involving the extension of credit provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions;
•	any transaction with a related person in which the rates or charges involved are determined by competitive bids;
•	any transaction with a related person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services; and
•	any transaction in which the interest of the related person arises solely from the ownership of a class of equity securities and all holders of that class of equity services received the same benefit on a pro rata basis.

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•	the size of the transaction and the amount of consideration payable to the related person;
•	the nature of the interest of the related person;
•	whether the transaction may involve a conflict of interest; and
•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

Submission of Business Proposals and

Shareholder Nominations

To be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s headquarters at 2118 Bundy Avenue, New Castle, Indiana 47632, no later than December 12, 2014. If next year’s annual meeting is held on a date more than 30 calendar days from May 15, 2015, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Shareholder nominations for the election of directors and shareholder proposals, other than those submitted pursuant for inclusion in proxy materials as described above, must be delivered or mailed in writing, in the form prescribed by the Company’s Articles of Incorporation, to the Corporate Secretary of the Company at the address given in the preceding paragraph not less than thirty days nor more than sixty days before any such meeting; provided, however, that if less than thirty-one days notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Corporate Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

Shareholder Communications

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Ameriana Bancorp, 2118 Bundy Avenue, New Castle, Indiana 47632. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Shareholders has been included with this proxy statement. Any shareholder as of the close of business on March 21, 2014 who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

z	REVOCABLE PROXY AMERIANA BANCORP	{

ANNUAL MEETING OF SHAREHOLDERS May 15, 2014 — 8:00 a.m., Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Ameriana Bancorp (the “Company”), consisting of Michael E. Bosway, Jennifer P. Bott, Donald C. Danielson, Jerome J. Gassen, R. Scott Hayes, Charles R. Haywood, Michael E. Kent, and Michael W. Wells or any of them, with full power of substitution in each, to act as proxy for the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 15, 2014 at 8:00 a.m., local time, at the Ameriana Bank Greenfield Banking Center, 1810 North State Street, Greenfield, Indiana and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

Mark here if you plan to attend the meeting.	☐
Mark here for address change.	☐

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 15, 2014

The Proxy Statement and the 2013 Annual Report are available at: http://irinfo.com/asbi/asbi.html

On this website, the Company also posts the Company’s 2013 Annual Report on Form 10-K, as filed with the SEC, including the financial statements.

Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except
1. The election as directors of all nominees listed below (except as marked to the contrary below).	☐	☐	☐

Richard E. Hennessey
William F. McConnell, Jr.
Ronald R. Pritzke

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

	For	Against	Abstain
2. The ratification of the appointment of BKD, LLP as the independent registered public accounting firm of Ameriana Bancorp for the fiscal year ending December 31, 2014.	☐	☐	☐
	For	Against	Abstain
3. The approval of a non-binding resolution on the compensation of the named executive officers.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND “FOR” PROPOSALS 2 AND 3.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each nominee and “FOR” Proposals 2 and 3. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

x	4201 y

[AMERIANA BANCORP LETTERHEAD]

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of Ameriana Bancorp (the “Company”), I am forwarding you the attached green voting instruction card provided to convey your voting instructions to Principal Trust Company (the “Trustee”) on the proposals to be presented at the Annual Meeting of Shareholders of Ameriana Bancorp to be held on May 15, 2014. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Shareholders of Ameriana Bancorp and a copy of the Company’s Annual Report to Shareholders.

As a holder of Ameriana Bancorp common stock under the Ameriana 401(k) Plan (the “401(k) Plan”), you are entitled to direct the Trustee how to vote the shares of common stock you hold under the 401(k) Plan as of March 21, 2014, the record date for the Annual Meeting. If the Trustee does not receive your instructions by May 8, 2014, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants.

Please complete, sign and return the enclosed green vote authorization form in the postage paid envelope provided.

Sincerely,

/s/ Jerome J. Gassen

Jerome J. Gassen

President and Chief Executive Officer

z	VOTING INSTRUCTION CARD AMERIANA BANCORP – 401(K) PLAN	{

ANNUAL MEETING OF SHAREHOLDERS
May 15, 2014 — 8:00 a.m., Local Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Ameriana Bancorp (the “Company”) credited to the undersigned’s account(s) for which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 15, 2014 at 8:00 a.m., local time, at the Ameriana Bank Greenfield Banking Center, 1810 North State Street, Greenfield, Indiana and at any and all adjournments thereof, as follows:
Mark here if you plan to attend the meeting. ☐
Mark here for address change. ☐

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 15, 2014

The Proxy Statement and the 2013 Annual Report are available at: http://irinfo.com/asbi/asbi.html

On this website, the Company also posts the Company’s 2013 Annual Report on Form 10-K, as filed with the SEC, including the financial statements.

Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN MAY 8, 2014.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except
1. The election as directors of all nominees listed below (except as marked to the contrary below).	☐	☐	☐
Richard E. Hennessey
William F. McConnell, Jr.
Ronald R. Pritzke

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line below.

Please be sure to date and sign this Voting Instruction Card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

	For	Against	Abstain
2. The ratification of the appointment of BKD, LLP as the independent registered public accounting firm of Ameriana Bancorp for the fiscal year ending December 31, 2014.	☐	☐	☐
	For	Against	Abstain
3. The approval of a non-binding resolution on the compensation of the named executive officers.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND “FOR” PROPOSALS 2 AND 3.

x	7256 y